SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 29, 2010

Spur Ranch, Inc.
(formerly known as
New Green Technologies, Inc.)
(Exact name of registrant as specified in its charter)

Florida	000-29743	88-0409143
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 N. Capital of Texas Highway
Bldg. 3, Suite 100
Austin, Texas 78746
(Address of principal executive office)

Issuer's telephone number:  512-355-1077

Section 1  Registrant’s Business and Operations

Section 1.01  Entry into a Material Definitive Agreement

On October 29, 2010, Spur Ranch Holdings, Inc., a wholly owned subsidiary of Spur Ranch, Inc., entered into a contract for the acquisition of the 14.7 acre “RockinA Ranch” in Austin suburb, Spicewood, Texas.  The property, which features a 9-stall barn, has prime frontage on Highway 71 and will serve as the company’s initial headquarters, home of the Spur Ranch Polo Team and Polo School, as well as the initial feature of Spur Ranch subsidiary 7656 Entertainment’s ReRancher, a development-stage television show.

The RockinA Ranch, located 30 minutes outside of Austin, is designed to be a gentleman’s-style ranch with a grand sandstone entry leading to a rock home.  The design of the buildings and surrounding landscape offers an elegant yet rustic feel and is a perfect setting for Spur Ranch and 7656 Entertainment’s ranch and polo projects.  Spur Ranch CEO, Andrew Stack, said, “Spur Ranch, Inc. is excited to move forward with the acquisition of RockinA Ranch. This is a major step toward satisfying our corporate mission: bringing the “sport of kings” to everyday people.”

The total purchase price is $650,000, and closing on the sale is scheduled to occur on or before December 31, 2010.  The Company has obtained preliminary approval for a loan of $520,000, (80% of the purchase price), to be secured by a first lien on the property.  Closing on the purchase is scheduled to occur on or before December 31, 2010.

The property can be viewed at the following website: http://www.myrealty.com/Find/DetailedListing.aspx?GLS=US-TX-989602169

ABOUT SPUR RANCH:

Spur Ranch™ is a dynamic organization whose mission is to introduce the sport of polo to an entirely new audience.  Traditionally a sport catering to high society, the 400 year old “Sport of Kings” will now be presented to a whole new demographic via intelligent development and strategic marketing.  The Company plan focuses on developing equestrian and polo themed communities and venues, solidifying its balance sheet through the acquisition of real assets.  Headquartered in Austin, Texas with a domestic and international focus on spreading the adoption and spectatorship of polo and other equestrian sports, Spur Ranch will also produce entertainment media that will bring the equestrian lifestyle into the living rooms of the world.

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports.

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company’s management in making their individual investment decisions.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2010	Spur Ranch, Inc. /s/ W. Andrew Stack
W. Andrew Stack, Chief Executive Officer